EXCHANGE AGREEMENT
                           ------------------


        THIS AGREEMENT is made and entered into as of May 12, 1999, by and among THE PANDA PROJECT, INC., a Florida corporation (the
 Company ), and the holders of the Company s Series A Preferred Stock executing this Agreement ( Holders ).

        WHEREAS, each of the Holders owns the number of shares of the Company s Series A Preferred Stock (as defined in the Company s
Articles of Incorporation, as amended) set forth opposite its name at the foot of this Agreement; and

        WHEREAS, the Company desires to exchange shares of the Company s common stock for shares of Series A Preferred Stock, and the Holders desire to accept such shares of Company common stock, on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

        1. Exchange of Shares. On the Closing Date, the Company agrees to issue and deliver to each of the Holders, and each of the Holders agrees to accept, the number of shares of Company common stock set forth opposite Holder s name on Schedule A (the Exchange Shares ) in exchange for (a) all of Holder s shares of Series A Preferred Stock and (b) the amount to be paid by Holders upon exchange, both as set forth opposite the Holder s name on Schedule A (the Exchange ). On or prior to the Closing Date, each of the Holders agrees to deliver to the Company the certificates representing the shares of Series A Preferred Stock to be so exchanged, together with stock powers duly endorsed to transfer the shares to the Company. Closing of the Exchange shall be conditioned upon the representations, warranties and agreements of the parties hereto being true and complete on the Closing Date as if they had been made on such date. The Closing Date for the Exchange will be on any day or days at least five business days prior the record date for the Company shareholders meeting relating to the sale of substantially all of its assets to Silicon Bandwidth, Inc. ( Silicon ) (such sale is referred to herein as the
 Acquisition ).

        2. Holder's Representations, Warranties and Agreements. Each Holder represents and warrants to, and agrees with, the Company, with respect to only itself, that:

        (a) Investment Purpose. Such Holder is acquiring the Exchange Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act"); provided, however, the Holders may transfer the Exchange Shares to the extent permitted in the Voting Agreement, dated May 12, 1999, by and among Silicon, the shareholders of the Company listed therein and the Company (the "Voting Agreement").

        (b) Transfer or Resale. Such Holder understands that (i) the Exchange Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Exchange Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration or (C) such Holder provides the Company with reasonable assurance that such Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, the Holders may transfer the Exchange Shares to the extent permitted in the Voting Agreement.

        (c) Legends. Such Holder understands that the certificates or other instruments representing the Exchange Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

        The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Exchange Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such shares are sold pursuant to registration under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

        (d) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and is a valid and binding agreement of such Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        (e) Risk Factors. Such Holder has read and understands all of the "Risk Factors" relating to an investment in the Exchange Shares of the Company as set forth in the Prospectus contained in the Company's Post-Effective Amendment No. 1 to Form S-3 Registration Statement (No. 333-47595) filed with the Securities and Exchange Commission on February 8, 1999. Such Risk Factors are incorporated herein by reference. Receipt of a copy of such Prospectus is hereby acknowledged by each of the Holders.

        3.    Representations, Warranties and Agreements of the
Company. The Company represents and warrants to, and agrees with, each of the Holders that:

        (a) Authorization. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the Exchange Shares in accordance with the terms hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        (b) Issuance of Exchange Shares. The Exchange Shares to be issued in the Exchange and the Penalty Shares (as defined herein) are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable.

        (c) Delivery of Converted Shares. The Company agrees (i) to cause delivery to each of the Holders of stock certificates evidencing the shares of Company common stock into which such Holder has converted shares of Series A Preferred Stock prior to this Agreement and (ii) to comply with all the requirements of the Company's Articles of Incorporation, as amended, when issuing such shares of Company common stock upon conversion of the Series A Preferred Stock.

        (d) Liabilities. On or prior to the closing of the Acquisition, the Company agrees to pay or otherwise provide for all of its outstanding accounts payable.

        (e) Registration Statement. The Company agrees to take all actions necessary to maintain the effectiveness, for at least one year from the date hereof, of the Registration Statement No. 333-47595 with respect to shares issuable upon conversion of the Series A Preferred Stock. The Company agrees to file a post-effective amendment updating Registration Statement No. 333-47595 on or within one business day after the date of the Company's public announcement of the expected Silicon Transaction and to use best efforts to secure effectiveness of such post-effective amendment.

        (f) Special Committee Recommendation. The Company agrees to deliver to the Holders copies of (i) the recommendation of the Special Committee to the Board of Directors (the "Special Committee") in favor of the acquisition of certain assets and liabilities of the Company by Silicon (the "Silicon Transaction") (which shall not be subject to conditions other than receipt of a fairness opinion) (ii) the recommendation of the Special Committee in favor of the Silicon Transaction not subject to any conditions and (iii) any fairness opinion relied upon by the Special Committee in issuing its recommendation.

        (g) Amendment of the Articles of Incorporation. The Company agrees to amend Section B.3.20 to allow waiver by the Company of the limitation set forth therein upon sixty-one (61) days' prior written notice by the Holder of its intent to exceed such limitation.

        (h) No Other Representations. Except as set forth above, the Company makes no other representations or warranties to the Holders with respect to the Exchange Shares or the Company's business, prospects or financial condition.

        4. Penalty Shares. Upon execution of this Agreement, the Company agrees to deliver 171 shares of Series A Preferred Stock to the Holders in payment for penalties owed to such Holders. The Holders hereby agree to waive all penalties owed by the Company to such Holders pursuant to previously issued Company securities.

        5.    Series A Preferred Stock Standstill.

        (a) Except as set forth in Section 5(b), from the date hereof through the Expiration Date (as defined in the Voting Agreement), each of the Holders agrees not be sell or otherwise transfer or assign any shares of Series A Preferred Stock and agrees not to covert into Company common stock any shares of Series A Preferred Stock in accordance with the conversion rights of holders of the Series A Preferred Stock contained in the Company's Articles of Incorporation, as amended.

        (b) Permitted Sales and Conversions. From the date hereof through the Expiration Date, each of the Holders may, from time to time, (i) sell or otherwise transfer or assign the number of Series A Preferred Stock set forth on Schedule B opposite Holder's name and
(ii) convert into Company common stock the number of shares of Series A Preferred Stock set forth on Schedule B opposite Holder's name in accordance with the conversion rights of holders of the Series A Preferred Stock contained in the Company's Articles of Incorporation, as amended; provided, however, that the aggregate number of Series A Preferred Stock sold, converted or otherwise transferred pursuant to this Section 5(b) may not exceed the number of shares set forth on Schedule B opposite Holder's name.

        (c) Conversion Price. The Company agrees to convert any shares of Series A Preferred Stock converted into Company common stock pursuant to Section 5(b) using a Conversion Date Market Price of $.261 per common stock share received.

        6. Voting Agreement. In consideration of the Exchange and as an inducement for Silicon to enter into the definitive agreement relating to the Silicon Transaction, each of the Holders agrees, on the date hereof, to enter into, and deliver to Silicon, the Voting Agreement.

        7. Indemnification. The Company, on the one hand, and each Holder (severally and not jointly), on the other hand, shall indemnify the other against any loss, cost or damages (including reasonable attorneys' fees and expenses) suffered or incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement. The Company shall indemnify each Holder against any loss, cost or damages (including reasonable attorneys' fees and expenses) suffered or incurred as a result of Holder's (i) entrance into this Agreement or (ii) entrance into the Voting Agreement.

        8.    Releases.

        (a) In consideration of this Agreement, the Company does hereby release, acquit, satisfy and forever discharge each of the Holders, in the absence of willful misconduct by such Holder, from and against all actions, causes of action, indebtedness, accounts, claims and demands of every kind and character, known or unknown, liquidated or contingent, which it has or may have from the beginning of time to the date hereof, except as created by this Agreement.

        (b) In consideration of this Agreement, each of the Holders does hereby release, acquit, satisfy and forever discharge the Company, in the absence of willful misconduct by the Company, from and against all actions, causes of action, indebtedness, accounts, claims and demands of every kind and character, known or unknown, liquidated or contingent, which it has or may have from the beginning of time to the date hereof, except as created by this Agreement.

        9. Termination. This Agreement, including all rights and obligations of the parties hereunder, shall terminate upon the Expiration Date (as defined in the Voting Agreement); provided, however, that the provisions of Section 8(a), including all rights and obligations of the parties thereunder, will survive the termination of the Agreement under this Section 8 if the Holders have not breached this Agreement.

        10. Opinion of Counsel. The obligations of the Holders under this Agreement are subject to their receipt of an opinion from Morgan, Lewis & Bockius LLP, counsel to the Company, dated May 12, 1999, to the effect that this Agreement constitutes the valid and legally binding obligation of the Company under the laws of the State of Florida, enforceable against the Company in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, fraudulent conveyance and other similar laws affecting the rights of creditors and except as such enforceability may be subject to the effect of general principles of equity.

        11. Public Announcement. Upon the execution of the agreement and all related documents for the Silicon Transaction, the Company agrees to issue a press release announcing the agreement. The Company also agrees to issue a press release announcing the closing of the acquisition of substantially all of the Company's assets by Silicon.

        12.    Governing Law; Miscellaneous.

        (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.

        (b) Counterparts. This Agreement may be executed in two or more identical counterparts, each or all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event all of the Holders do not execute and deliver this Agreement, it will be and remain a binding agreement among the Company and the Holders which do execute and deliver the Agreement.

        (c) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein.

        (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        IN WITNESS WHEREOF, the Company and the Holders have caused this Agreement to be duly executed of the date first written above.


COMPANY:

THE PANDA PROJECT, INC.


By _________________________________
Name:    Stanford W. Crane, Jr.
Title:    President


AGR HALIFAX FUND, LTD.

By:    AG Ramius Partners, LLC,
       Investment Advisor

By _________________________________
Name:
Title:


LEONARDO, L.P.

By:    Angelo, Gordon & Co., L.P.,
       General Partner

By _________________________________
Name:
Title:


GAM ARBITRAGE INVEST-
MENTS, INC.

By:    Angelo, Gordon & Co., L.P.,
       Investment Advisor


By _________________________________
Name:
Title:

AG SUPER FUND INTER-
NATIONAL PARTNERS, L.P.

By:    Angelo, Gordon & Co., L.P.,
       General Partner

By _________________________________
Name:
Title:


RAPHAEL, L.P.

By _________________________________

Name:
Title:


RAMIUS FUND, LTD.

By:    AG Ramius Partners, LLC,
       Investment Advisor


By _________________________________
Name:
Title:


                              SCHEDULE A

                            Exchange Shares

                                        Shares of
                  Shares of           Common Stock         Amount to
             Series A Preferred       Received upon       be Paid by
                Shares to be        Exchange of Series      Holders
Holder            Exchanged         A Preferred Stock    upon Exchange

                              SCHEDULE B

                    Permitted Sales and Conversions




                                      Number of Shares of
                                    Series A Preferred Stock
                                   Which May Be Converted into
            Holder                Common Stock Prior to Closing
            ------                -----------------------------
AGR Halifax Fund, Ltd.
Leonardo, L.P.
GAM Arbitrage Investments, Inc.
AG Super Fund International Partners, L.P.
Raphael, L.P.
Ramius Fund, Ltd.